Exhibit 99.2

SELECTED HISTORICAL FINANCIAL INFORMATION

OF

CBS RADIO INC.

	Year Ended December 31,
Statements of Operations Data:	2016	2015	2014
	(in millions, except share and per share amounts)

Revenues	$1,221.6	$1,230.6	$1,303.0
Total costs and expenses	1,782.6	1,470.9	1,003.7
Operating income (loss)	(561.0)	(240.3)	299.3
Net income (loss) from continuing operations	(552.4)	(136.5)	176.5
Net income from discontinued operations, net of tax	—	3.8	1.5

Net income (loss)	$(552.4)	$(132.7)	$178.0

Net income (loss) per basic and diluted share:
Net income (loss) from continuing operations	$(5.45)	$(1.35)	$1.74
Net income from discontinued operations	$—	$0.04	$0.01
Net income (loss)	$(5.45)	$(1.31)	$1.76
Weighted average number of basic and diluted common shares outstanding	101,407,494	101,407,494	101,407,494

	Three Months Ended March 31,		Three Months Ended September 30,
Statements of Operations Data:	2017	2016	2017	2016
	(in millions, except share and per share amounts)
	(unaudited)		(unaudited)
Revenues	$250.2	$264.1	$299.7	$317.0
Total costs and expenses	218.5	208.4	241.2	238.4
Operating income (loss)	31.7	55.7	58.5	78.6
Net income (loss) from continuing operations	7.7	33.4	21.5	47.7
Net income from discontinued operations, net of tax	—	—	—	—

Net income (loss)	$7.7	$33.4	$21.5	$47.7

Net income (loss) per basic and diluted share:
Net income (loss) from continuing operations	$0.08	$0.33	$0.21	$0.47
Net income from discontinued operations	$—	$—	$—	$—
Net income (loss)	$0.08	$0.33	$0.21	$0.47
Weighted average number of basic and diluted common shares outstanding	101,407,494	101,407,494	101,407,494	101,407,494

	Three Months Ended March 31,		Six Months Ended June 30,		Nine Months Ended September 30,
Statements of Operations Data:	2017	2016	2017	2016	2017	2016
	(in millions, except share and per share amounts)
	(unaudited)		(unaudited)		(unaudited)
Revenues	$250.2	$264.1	$555.6	$577.1	$855.3	$894.1
Total costs and expenses	218.5	208.4	465.6	439.7	706.8	678.1
Operating income (loss)	31.7	55.7	90.0	137.4	148.5	216.0
Net income (loss) from continuing operations	7.7	33.4	30.5	82.5	52.0	130.2
Net income from discontinued operations, net of tax	—	—	—	—	—	—

Net income (loss)	$7.7	$33.4	$30.5	$82.5	$52.0	$130.2

Net income (loss) per basic and diluted share:
Net income (loss) from continuing operations	$0.08	$0.33	$0.30	$0.81	$0.51	$1.28
Net income from discontinued operations	$—	$—	$—	$—	$—	$—
Net income (loss)	$0.08	$0.33	$0.30	$0.81	$0.51	$1.28
Weighted average number of basic and diluted common shares outstanding	101,407,494	101,407,494	101,407,494	101,407,494	101,407,494	101,407,494